Contact:

Jeffrey J. Carfora, EVP and CFO
Peapack-Gladstone Financial Corporation
T:  908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS THIRD QUARTER RESULTS OF OPERATIONS

BEDMINSTER, N.J.—(BUSINESS WIRE)—November 1, 2010 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the Corporation) recorded net income of $1.9 million and diluted earnings per share of $0.18, for the quarter ended September 30, 2010. This compared to diluted earnings per share of $0.10 for the quarter ended September 30, 2009 and diluted earnings per share of $0.16 for the quarter ended June 30, 2010.

When compared to the quarter ended September 30, 2009, the September 2010 quarter included increased net interest income, increased income from the PGB Trust and Investment business, increased other income, increased net gains on sales of securities, and a reduced provision for loan losses, the effects of which were partially offset by a write-down of the Corporation’s investment in various equity securities.

Frank A. Kissel, Chairman and CEO, stated, “We are pleased to have shown earnings growth this quarter, which contributed to continued growth in capital. Building capital internally to redeem the Treasury’s Capital Purchase Program investment over time, while remaining well capitalized, continues to be an important business objective of the Corporation.”

The Corporation’s provision for loan losses for the quarter ended September 30, 2010 was $2.0 million, reflecting a lower level than each of the past 4 quarters. Mr. Kissel noted “Reduced charge-off levels, as well as reduced non-performing loan levels in the current quarter, contributed to the reduced provision.” Mr. Kissel went on to say “We continue to be pleased with the progress we have made in resolving certain problem assets. This progress led to the decrease in non-performing loans from June 30, 2010 to September 30, 2010.”

Net Interest Income and Margin

Net interest income, on a fully tax-equivalent basis, was $12.5 million for both the third quarters of 2010 and 2009.

On a fully tax-equivalent basis, the net interest margin was 3.64 percent for the September 2010 quarter compared to 3.61 percent for the September 2009 quarter. In comparing the September 2010 quarter to the same quarter last year the growth of lower cost core deposits and the intentional run-off of higher cost certificates of deposit contributed to the improved margin. This effect was partially offset by the effect of growth in lower yielding, but less risky cash deposits and investment securities coupled with declining loan balances.

Mr. Kissel stated, “As evidenced by our relatively short duration investment portfolio, we believe we are well positioned for the future when we expect loan demand will increase and interest rates will rise.”

Loans

Average loans totaled $949.3 million for the third quarter of 2010 as compared to $1.01 billion for the same 2009 quarter, reflecting a decrease of $60.0 million or 5.9 percent.

The average residential mortgage loan portfolio declined $44.5 million or 9.4 percent to $428.4 million in the third quarter of 2010 from the same quarter of

2009.  The Corporation sells the majority of its longer-term, fixed-rate loan production as a source of non-interest income and as part of its interest rate risk management strategy in the lower rate environment, and loan pay-downs have outpaced the originations retained in portfolio.

The average commercial loan portfolio declined $19.1 million or 4.0 percent from the third quarter of 2009 to $454.3 million for the same quarter in 2010. Mr. Kissel commented:  “Loan demand from quality borrowers on the commercial front has been generally scarce through the first nine months of 2010. However, over the last couple of months we have seen commercial loan demand from quality borrowers pick up somewhat. The commercial loan pipeline stands at $31 million at September 30, 2010.”

The average home equity line portfolio rose $6.0 million or 16.7 percent to $42.2 million for the third quarter of 2010 compared to the same quarter in 2009.  The Corporation focused on the origination of these adjustable-rate loans and loan originations outpaced principal paydowns over the year.

Mr. Kissel continued, “We have the capital and liquidity to lend to well-qualified individuals and businesses.  However, we do remain committed to our conservative underwriting standards that have served us well.”

Deposits

Average total deposits (interest-bearing and noninterest-bearing) grew $8.6 million from $1.31 billion in the third quarter of 2009 to $1.32 billion in the third quarter of 2010, despite a significant reduction in certificate of deposit balances. Average certificates of deposit declined from $374.5 million in the September 2009 quarter to $251.5 million in the September 2010 quarter, a decline of $123.0 million or 32.8 percent. The Corporation allowed higher cost certificates of deposit to run-off and replaced those funds with lower cost, more stable core deposits.

Average noninterest-bearing checking balances grew $12.6 million or 6.3 percent to $211.4 million in the third quarter of 2010 from the third quarter of 2009. Average interest-bearing checking balances totaled $259.8 million in the third quarter of 2010, rising $43.2 million or 19.9 percent from the same quarter in 2009.  Checking growth is attributable to the Corporation’s focus on core deposit growth, particularly checking, coupled with growth in the Ultimate Checking product, which provides customers with a low-cost checking product and a higher yield for larger balances.

Average money market accounts also rose, from $445.8 million in the third quarter of 2009 to $515.7 million for the same quarter of 2010, an increase of $69.9 million or 15.7 percent.  The Corporation’s reduction in certificate of deposit balances and its focus on core deposit growth, as well as certain customers tending to “park” funds in money market accounts in lower interest rate environments, accounted for this growth.

Mr. Kissel commented, “Our core deposit growth and reduced reliance on certificates of deposit has benefitted our cost of funds, as well as our franchise value.”

PGB Trust and Investments

PGB Trust and Investments generated $2.3 million in fee income in the third quarter of 2010, compared to $2.2 million in the third quarter of 2009. The market value of the assets under administration of the Trust Division increased from $1.80 billion at September 30, 2009 to $1.93 billion at September 30, 2010.

Craig C. Spengeman, President of PGB Trust & Investments commented, “We continue to see increases in our managed asset business and related recurring fee income. Further, we are pleased with the recovery and performance of our assets under administration, particularly in the latter part of this quarter. The financial markets continue to experience extreme volatility as we continue to manage through a most challenging period. Our performance reflects the sound financial management of our trust and investment professionals. Further, we continue to add new clients, as individuals continue to seek our professional advice.”

Other Income

Other income totaled $1.2 million in the September 2010 quarter compared to $1.1 million in the September 2009 quarter. Fee income earned on the sale of mortgage loans at origination increased, as there were greater mortgage originations in the September 2010 quarter and at a greater targeted premiums than in the September 2009 quarter.

Net gains on sales of securities totaled $126 thousand for the quarter ended September 30, 2010. The 2009 quarter reflected a net loss of $2 thousand.

The September 2010 quarter included a $360 thousand write-down of the Corporation’s investment in equity securities. Mr. Kissel noted “Our equity portfolio consists of high quality common stocks with a book value before write-down of $1.5 million. Unfortunately, the market value of these stocks has been depressed due to the recession. Although our quarterly review of each of the companies continues to indicate no major financial issues, since the market value of the stocks has been below our book value for an extended period, and we do not forecast a recovery of value in the foreseeable future, we have decided to write the securities down to fair value as of September 30, 2010.”

Operating Expenses

The Corporation’s total operating expenses were $10.9 million in both the September 2010 quarter and the September 2009 quarter. The 2010 quarter included decreased FDIC insurance expense and decreased professional fees offset by increased expenses associated with a new branch office opened in September 2009 and a new corporate headquarters occupied in June 2010.

ASSET QUALITY

At September 30, 2010, nonperforming assets decreased to $19.0 million or 1.28 percent of total assets as compared to $21.3 million or 1.44 percent of total assets at June 30, 2010. As noted earlier, the progress made in resolving certain problem assets has led to a decline in non-performing assets from June 30, 2010 to September 30, 2010.

The allowance for loan losses was $14.0 million or 1.49 percent of total loans at September 30, 2010 as compared to $13.2 million or 1.34 percent of total loans at December 31, 2009.

CAPITAL

At September 30, 2010, the Corporation’s leverage ratio, tier 1 and total risk based capital ratios were 8.00 percent, 12.62 percent and 13.88 percent, respectively.  All ratios reflect the $7.2 million reduction in regulatory capital due to the partial redemption in January 2010 of the preferred shares previously issued under the Treasury’s Capital Purchase Program.  All are above the levels necessary to be considered well capitalized under applicable regulatory guidelines.  Additionally, the Corporation’s common equity ratio (common equity to total assets) at September 30, 2010 is 6.54 percent compared to 6.09 percent at December 31, 2009.

As previously announced, on October 21, 2010 the Board of Directors declared a regular cash dividend of $0.05 per share payable on November 19, 2010 to shareholders of record on November 4, 2010.

ABOUT THE CORPORATION

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.48 billion as of September 30, 2010.  Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union Counties.  The Bank’s Trust Division, PGB Trust and Investments, operates at the Bank’s new corporate offices located at 500 Hills Drive in Bedminster and at four other locations in Clinton, Morristown and Summit, New Jersey and Bethlehem, Pennsylvania.  To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to
●	a continued or unexpected decline in the economy, in particular in our New Jersey market area;
●	declines in value in our investment portfolio;
●	higher than expected increases in our allowance for loan losses;
●	higher than expected increases in loan losses or in the level of nonperforming loans;
●	unexpected changes in interest rates;
●	inability to successfully grow our business;

●	inability to manage our growth;
●	a continued or unexpected decline in real estate values within our market areas;
●
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;

●	higher than expected FDIC insurance premiums;
●	lack of liquidity to fund our various cash obligations;
●	repurchase of our preferred shares issued under the Treasury’s Capital Purchase Program which will impact net income available to our common shareholders and our earnings per share;
●	reduction in our lower-cost funding sources;
●	our inability to adapt to technological changes;
●	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
●	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequent Quarterly Reports on Form 10-Q.  We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Corporation’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	As of
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

ASSETS
Cash and due from banks	$9,935	$10,735	$8,999	$7,864	$9,343
Federal funds sold	100	201	201	201	200
Interest-earning deposits	84,566	59,356	33,915	71,907	46,876
Total cash and cash equivalents	94,601	70,292	43,115	79,972	56,419

Securities held to maturity	102,032	101,603	105,258	89,459	86,703
Securities available for sale	246,334	252,646	278,052	272,484	252,786
FHLB and FRB Stock, at cost	4,623	4,807	5,305	5,315	5,329

Residential mortgage	425,315	430,021	443,085	452,641	466,601
Commercial mortgage	280,486	280,513	281,323	279,595	279,336
Commercial loans	128,220	133,881	133,288	120,554	129,671
Construction loans	39,989	46,286	48,044	64,816	65,760
Consumer loans	22,410	23,811	24,936	25,638	26,571
Home equity lines of credit	45,345	41,956	39,487	38,728	38,450
Other loans	2,626	2,788	902	1,565	1,592
Total loans	944,391	959,256	971,065	983,537	1,007,981
Less: Allowance for loan losses	14,025	13,856	13,720	13,192	12,947
Net loans	930,366	945,400	957,345	970,345	995,034

Premises and equipment	33,901	34,626	27,942	27,911	28,011
Other real estate owned	1,000	210	40	360	680
Accrued interest receivable	4,594	4,533	5,112	4,444	5,359
Bank owned life insurance	26,877	26,672	26,473	26,292	26,087
Deferred tax assets, net	23,903	23,438	23,999	23,522	22,154
Other assets	12,030	13,036	10,670	12,249	9,117
TOTAL ASSETS	$1,480,261	$1,477,263	$1,483,311	$1,512,353	$1,487,679

LIABILITIES
Deposits:
Noninterest bearing
demand deposits	$219,700	$216,314	$223,184	$216,127	$199,804
Interest-bearing deposits
Checking	255,665	249,472	241,887	255,058	212,687
Savings	78,819	76,937	77,064	73,866	73,308
Money market accounts	525,264	503,829	502,548	458,303	470,123
CD’s $100,000 and over	85,703	101,034	109,347	147,138	159,942
CD’s less than $100,000	155,268	163,769	173,219	199,177	209,994
Total deposits	1,320,419	1,311,355	1,327,249	1,349,669	1,325,858
Borrowings	24,234	28,342	36,140	36,499	36,815
Capital lease obligation	6,226	6,148	-	-	-
Other liabilities	11,903	15,435	5,998	6,676	5,862
TOTAL LIABILITIES	1,362,782	1,361,280	1,369,387	1,392,844	1,368,535
Shareholders’ Equity	117,479	115,983	113,924	119,509	119,144
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$1,480,261	$1,477,263	$1,483,311	$1,512,353	$1,487,679

Trust division assets under
management (market value,
not included above)	$1,929,565	$1,830,944	$1,894,971	$1,856,229	$1,803,862

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED BALANCE SHEET DATA
(Dollars in thousands)
(Unaudited)

	As of
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Asset Quality:
Loans past due over 90 days
and still accruing	$442	$736	$638	$496	$1,118
Nonaccrual loans	17,535	20,361	12,200	11,256	13,082
Other real estate owned	1,000	210	40	360	680
Total nonperforming assets	$18,977	$21,307	$12,878	$12,112	$14,880

Nonperforming loans to
total loans	1.90%	2.20%	1.32%	1.19%	1.41%
Nonperforming assets to
total assets	1.28%	1.44%	0.87%	0.80%	1.00%

Troubled debt restructured loans	$10,639	$10,613	$11,817	$11,123	$18,671

Loans past due 30 through 89
days and still accruing	$9,487	$9,444	$10,056	$6,015	$7,362

Allowance for loan losses:
Beginning of period	$13,856	$13,720	$13,192	$12,947	$11,054
Provision for loan losses	2,000	2,750	2,400	2,950	2,750
Charge-offs, net	(1,831)	(2,614)	(1,872)	(2,705)	(857)
End of period	$14,025	$13,856	$13,720	$13,192	$12,947

ALLL to nonperforming loans	78.02%	65.68%	106.87%	112.25%	91.18%
ALLL to total loans	1.49%	1.44%	1.41%	1.34%	1.28%

Capital Adequacy:
Tier I leverage
(5% minimum to be
considered well
capitalized)	8.00%	7.85%	7.80%	7.93%	8.17%
Tier I capital to risk-
weighted assets
(6% minimum to be
considered well
capitalized)	12.62%	12.28%	12.01%	12.45%	12.23%
Tier I & II capital to
risk-weighted assets
(10% minimum to be
considered well
capitalized)	13.88%	13.53%	13.27%	13.71%	13.48%

Common equity to
Total assets	6.54%	6.45%	6.29%	6.09%	6.17%

Book value per
Common share	$11.01	$10.85	$10.70	$10.57	$10.54

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except share data)
(Unaudited)

	For The Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Income Statement Data:
Interest income	$14,974	$15,450	$15,791	$16,123	$16,379
Interest expense	2,612	2,963	3,243	4,000	4,129
Net interest income	12,362	12,487	12,548	12,123	12,250
Provision for loan losses	2,000	2,750	2,400	2,950	2,750
Net interest income after
provision for loan losses	10,362	9,737	10,148	9,173	9,500
Trust fees	2,254	2,686	2,364	2,346	2,200
Other income	1,203	1,098	1,108	1,067	1,137
Securities gains/(losses), net	126	2	-	(42)	(2)
Other-than-temporary impairment
charge, equity securities	(360)	-	-	-	-
Salaries and employee benefits	5,647	5,704	5,709	5,291	5,622
Premises and equipment	2,416	2,588	2,372	2,358	2,185
FDIC insurance expense	586	552	586	834	724
Other expenses	2,237	2,161	1,863	2,124	2,409
Income before income taxes	2,699	2,518	3,090	1,937	1,895
Income tax expense	793	762	965	536	583
Net income	1,906	1,756	2,125	1,401	1,312
Dividends and accretion
on preferred stock	326	324	710	430	430
Net income available to
Common shareholders	$1,580	$1,432	$1,415	$971	$882

Per Common Share Data:
Earnings per share (basic)	$0.18	$0.16	$0.16	$0.11	$0.10
Earnings per share (diluted)	0.18	0.16	0.16	0.11	0.10

Performance Ratios:
Return on Average Assets	0.52%	0.47%	0.58%	0.37%	0.36%
Return on Average Common
Equity	6.55%	6.06%	6.10%	4.18%	3.89%

Net Interest Margin
(Taxable Equivalent Basis)	3.64%	3.64%	3.67%	3.44%	3.61%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except share data)
(Unaudited)

	For The Nine Months Ended September 30,

	2010	2009
Income Statement Data:
Interest income	$46,215	$49,883
Interest expense	8,818	13,659
Net interest income	37,397	36,224
Provision for loan losses	7,150	6,750
Net interest income after
provision for loan losses	30,247	29,474
Trust fees	7,303	7,082
Other income	3,410	3,234
Securities gains, net	128	111
Other-than-temporary impairment
charge, equity securities	(360)	-
Salaries and employee benefits	17,060	16,585
Premises and equipment	7,376	6,445
FDIC insurance expense	1,724	2,475
Other expenses	6,261	6,153
Income before income taxes	8,307	8,243
Income tax expense	2,520	2,519
Net income	5,787	5,724
Dividends and accretion
on preferred stock	1,360	1,063
Net income available to
Common shareholders	$4,427	$4,661

Per Common Share Data:
Earnings per share (basic)	$0.50	$0.53
Earnings per share (diluted)	0.50	0.53

Performance Ratios:
Return on Average Assets	0.52%	0.53%
Return on Average Common
Equity	6.24%	6.98%

Net Interest Margin
(Taxable Equivalent Basis)	3.65%	3.64%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
THREE MONTHS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2010			September 30, 2009
	Average Balance	Income/ Expense		Average Balance	Income/ Expense
			Yield			Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$314,213	$2,230	2.84%	$275,325	$2,462	3.58%
Tax-Exempt (1) (2)	32,545	384	4.72	51,853	626	4.84
Loans (2) (3)	949,301	12,473	5.26	1,009,348	13,521	5.36
Federal Funds Sold	193	-	0.22	201	-	0.20
Interest-Earning Deposits	78,501	50	0.26	49,639	25	0.20
Total Interest-Earning
Assets	1,374,753	$15,137	4.40%	1,386,366	$16,634	4.80%
Noninterest-Earning Assets:
Cash and Due from Banks	8,314			8,301
Allowance for Loan
Losses	(14,180)			(11,140)
Premises and Equipment	34,589			27,705
Other Assets	70,056			58,157
Total Noninterest-Earning
Assets	98,779			83,023
Total Assets	$1,473,532			$1,469,389

LIABILITIES:
Interest-Bearing Deposits
Checking	$259,816	$409	0.63%	$216,646	$405	0.75%
Money Markets	515,734	839	0.65	445,839	1,108	0.99
Savings	78,058	78	0.40	72,126	85	0.47
Certificates of Deposit	251,511	986	1.57	374,548	2,195	2.34
Total Interest-Bearing
Deposits	1,105,119	2,312	0.84	1,109,159	3,793	1.37
Borrowings	25,532	223	3.51	36,923	336	3.64
Capital Lease Obligation	6,177	77	4.98	-	-	-
Total Interest-Bearing
Liabilities	1,136,828	2,612	0.92	1,146,082	4,129	1.44
Noninterest Bearing
Liabilities
Demand Deposits	211,390			198,800
Accrued Expenses and
Other Liabilities	8,216			6,579
Total Noninterest-Bearing
Liabilities	219,606			205,379
Shareholders’ Equity	117,098			117,928
Total Liabilities and
Shareholders’ Equity	$1,473,532			$1,469,389
Net Interest Income		$12,525			$12,505
Net Interest Spread			3.48%			3.36%
Net Interest Margin (4)			3.64%			3.61%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
THREE MONTHS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2010			June 30, 2010
	Average Balance	Income/ Expense		Average Balance	Income/ Expense
			Yield			Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$314,213	$2,230	2.84%	$321,887	$2,404	2.99%
Tax-Exempt (1) (2)	32,545	384	4.72	35,111	420	4.78
Loans (2) (3)	949,301	12,473	5.26	964,070	12,774	5.30
Federal Funds Sold	193	-	0.22	201	-	0.22
Interest-Earning Deposits	78,501	50	0.26	69,245	28	0.16
Total Interest-Earning
Assets	1,374,753	$15,137	4.40%	1,390,514	$15,626	4.50%
Noninterest-Earning Assets:
Cash and Due from Banks	8,314			8,478
Allowance for Loan
Losses	(14,180)			(14,075)
Premises and Equipment	34,589			30,675
Other Assets	70,056			68,786
Total Noninterest-Earning
Assets	98,779			93,964
Total Assets	$1,473,532			$1,484,378

LIABILITIES:
Interest-Bearing Deposits
Checking	$259,816	$409	0.63%	$254,018	$420	0.66%
Money Markets	515,734	839	0.65	510,589	1,019	0.80
Savings	78,058	78	0.40	76,092	79	0.42
Certificates of Deposit	251,511	986	1.57	274,240	1,103	1.61
Total Interest-Bearing
Deposits	1,105,119	2,312	0.84	1,114,939	2,621	0.94
Borrowings	25,532	223	3.51	32,403	291	3.59
Capital Lease Obligation	6,177	77	4.98	2,019	51	10.09
Total Interest-Bearing
Liabilities	1,136,828	2,612	0.92	1,149,361	2,963	1.03
Noninterest Bearing
Liabilities
Demand Deposits	211,390			214,198
Accrued Expenses and
Other Liabilities	8,216			5,667
Total Noninterest-Bearing
Liabilities	219,606			219,865
Shareholders’ Equity	117,098			115,152
Total Liabilities and
Shareholders’ Equity	$1,473,532			$1,484,378
Net Interest Income		$12,525			$12,663
Net Interest Spread			3.48%			3.47%
Net Interest Margin (4)			3.64%			3.64%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
NINE MONTHS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2010			September 30, 2009
	Average Balance	Income/ Expense		Average Balance	Income/ Expense
			Yield			Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$320,452	$7,145	2.97%	$228,359	$6,887	4.02%
Tax-Exempt (1) (2)	35,133	1,253	4.76	50,293	1,898	5.03
Loans (2) (3)	963,840	38,242	5.29	1,029,833	41,825	5.42
Federal Funds Sold	198	-	0.21	200	-	0.20
Interest-Earning Deposits	64,237	102	0.21	47,479	43	0.12
Total Interest-Earning
Assets	1,383,860	$46,742	4.50%	1,356,164	$50,653	4.98%
Noninterest-Earning Assets:
Cash and Due from Banks	8,375			7,441
Allowance for Loan
Losses	(14,011)			(10,207)
Premises and Equipment	31,110			27,153
Other Assets	69,234			56,173
Total Noninterest-Earning
Assets	94,708			80,560
Total Assets	$1,478,568			$1,436,724

LIABILITIES:
Interest-Bearing Deposits
Checking	$250,785	$1,234	0.66%	$192,822	$1,050	0.73%
Money Markets	507,075	2,977	0.78	414,054	3,407	1.10
Savings	76,456	235	0.41	70,353	244	0.46
Certificates of Deposit	276,937	3,406	1.64	402,500	7,923	2.62
Total Interest-Bearing
Deposits	1,111,253	7,852	0.94	1,079,729	12,624	1.56
Borrowings	31,369	838	3.56	39,147	1,035	3.52
Capital Lease Obligation	2,754	128	6.18	-	-
Total Interest-Bearing
Liabilities	1,145,376	8,818	1.03	1,118,876	13,659	1.63
Noninterest Bearing
Liabilities
Demand Deposits	211,223			196,201
Accrued Expenses and
Other Liabilities	6,665			6,310
Total Noninterest-Bearing
Liabilities	217,888			202,511
Shareholders’ Equity	115,304			115,337
Total Liabilities and
Shareholders’ Equity	$1,478,568			$1,436,724
Net Interest Income		$37,924			$36,994
Net Interest Spread			3.47%			3.35%
Net Interest Margin (4)			3.65%			3.64%

(1)	Average balances for available-for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include nonaccrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.